UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2024
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UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 468-2512
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.05. Costs Associated With Exit or Disposal Activities.
On September 9, 2024, Under Armour, Inc. (the “Company”) announced an update to its previously disclosed fiscal year 2025 restructuring plan designed to strengthen and support its financial and operational efficiencies. Previously, the Company expected to incur approximately $70 million to $90 million of estimated pre-tax restructuring and related charges in connection with its fiscal year 2025 restructuring plan. After further review, the Company has identified additional opportunities. On September 5, 2024, the Company’s Board of Directors approved a $70 million increase to the restructuring plan, resulting in a restructuring plan of approximately $140 million to $160 million of pre-tax restructuring and related charges to be incurred during fiscal years 2025 and 2026, including:

•Up to $75 million in cash-related charges, consisting of approximately $30 million in employee severance and benefits costs and $45 million related to various transformational initiatives and
•Up to $85 million in non-cash charges, including approximately $7 million in employee severance and benefits costs and $78 million in facility, software, and other asset-related charges and impairments.

Through the three months ended June 30, 2024, the Company had incurred approximately $34 million of restructuring and related charges ($19 million in cash and $15 million in non-cash). The Company anticipates approximately two-thirds of the remaining charges under the revised plan total will occur by the end of fiscal year 2025.

This disclosure contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements and include statements regarding anticipated charges and restructuring costs and the timing of these measures. These forward-looking statements are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause the estimated future impact of these restructuring charges and costs to differ materially from the forward-looking statements. These risks include the Company’s ability to successfully execute its restructuring plan, higher than anticipated costs or delays in implementing the restructuring plan, and workforce attrition beyond planned restructuring-related reductions. Additional information regarding other factors that could cause the Company’s results to differ can be found in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, and the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024. The forward-looking statements in this disclosure reflect the Company’s views and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which this disclosure is made or to reflect the occurrence of unanticipated events.

Item 7.01. Regulation FD Disclosure.
On September 9, 2024, the Company issued a press release announcing an update to its fiscal year 2025 restructuring plan and its fiscal year 2025 outlook concerning specific financial measures. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Under Armour, Inc. press release dated September 9, 2024.
101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: September 9, 2024	By:	/s/ David E. Bergman
David E. Bergman
Chief Financial Officer